Exhibit 23.5

MINE DEVELOPMENT ASSOCIATES

MINE ENGINEERING SERVICES

CONSENT OF MINE DEVELOPMENT ASSOCIATES

The undersigned, Mine Development Associates, hereby states as follows:

Our firm assisted with the “Feasibility Study, NI 43-101 Technical Report, Vista Gold Corp., Paredones Amarillos Gold Project, Baja California Sur, Mexico,” the “Technical Report, Long Valley Project, Mono County, California, USA,” and the “Technical Report, Preliminary Assessment, Long Valley Project, Mono County, California, USA” (collectively, the “Technical Reports”) for Vista Gold Corp. (the “Company”), portions of which are summarized in this Annual Report on Form 10-K/A for the year ended December 31, 2008 (the “Form 10-K/A”).

We hereby consent to the incorporation by reference in this Registration Statements on Form S-3 (Nos. 333-136980 and 333-132975) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621, 333-134767 and 333-153019) of the Company of the summary information concerning the Technical Reports, including the reference to our firm included with such information, as set forth above in the Form 10-K/A.

By:	/s/ Neil B. Prenn, P.Eng.
Name: Neil B. Prenn, P.Eng.
Title: President

Date: April 15, 2009

775-856-5700

210 South Rock Blvd.

Reno, Nevada 89502

FAX: 775-856-6053